Exhibit 23.1

Consent of Independent Public Accounting Firm

We consent to the incorporation by reference in PRIMEDIA Inc.’s Registration Statement No. 333-52280, No. 333-88240, No. 333-64748 and No. 333-97395 on Form S-8, and Registration Statement No. 333-113741 on Form S-3 of our report dated March 4, 2005, except for notes 3, 5 and 10, as to which the date is December 29, 2005, relating to the financial statements of Automative.com, Inc. for the year ended December 31, 2004.

/s/ Conrad and Associates, L.L.P.

Irvine, California
January 30, 2006